Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of Devon Energy Corporation Savings Incentive Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Devon Energy Corporation Savings Incentive Plan on Form S-8 (File No. 333-179181, effective January 26, 2012).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

June 28, 2012